Exhibit 99.1

Rigetti Computing Announces COO Leadership Transition

Berkeley, Calif., April 19, 2022 — Rigetti Computing, Inc. (“Rigetti” or “the Company”) (NASDAQ: RGTI), a pioneer in hybrid quantum-classical computing systems, today announced that Taryn Naidu, who had served as Chief Operating Officer, is no longer with the Company. Mr. Naidu’s departure is not related to any matter regarding the Company’s financial condition, reported financial results, internal controls or disclosure controls and procedures.

The Company recently has made several key hires, deepening its expertise and leadership in finance, go-to-market, operations, security, and talent management, and does not have immediate plans to name a replacement Chief Operating Officer. Mr. Naidu’s responsibilities will be assumed by current leadership, including Brian Sereda, Chief Financial Officer; Greg Peters, Chief Revenue Officer; Jackie Kaweck, SVP Human Resources; and Lou DeSorbo, Chief Security Officer.

“We continue to build a world-class leadership team in our pursuit of creating an iconic category-defining company,” said Chad Rigetti, Founder and CEO. “We are excited for our next phase of growth as we focus on bringing powerful new quantum processors to market through our Quantum Cloud Services platform and unlocking high-impact applications for enterprise and government customers. We look forward to updating the investment community on our progress during our first quarter earnings call planned for mid-May.”

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides ultra-low latency integration with public and private clouds for high-performance practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Rigetti was founded in 2013 by Chad Rigetti and today employs more than 160 people with offices in the United States, U.K. and Australia. Learn more at www.rigetti.com.

Forward looking statements

Certain statements in this communication may be considered forward-looking statements, including but not limited to, responsibilities in connection with the management of the Company’s business and operations, including the Company’s hiring plans; the Company’s growth; the Company’s ability to bring powerful new quantum processors to market through its Quantum Cloud Services platform and unlock high-impact applications for enterprise and government customers; and other statements that are not historical facts. Forward-looking statements generally relate to future events and can be identified by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,”

“potential,” “pursue,” “anticipate” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Rigetti and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Rigetti’s ability to achieve milestones, technological advancements, including with respect to its roadmap, help unlock quantum computing, and develop practical applications; the potential of quantum computing; the success of Rigetti’s partnerships and collaborations; Rigetti’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against Rigetti or others with respect to its business combination with Supernova Partners Acquisition Company II, Ltd. (the “Business Combination”) or other matters; the ability to meet stock exchange listing standards; the risk that the Business Combination disrupts current plans and operations of Rigetti; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Rigetti to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the Business Combination and operating as a public company; changes in applicable laws or regulations; the possibility that Rigetti may be adversely affected by other economic, business, or competitive factors; Rigetti’s estimates of expenses and profitability; the evolution of the markets in which Rigetti competes; the ability of Rigetti to execute on its technology roadmap; the ability of Rigetti to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the impact of the COVID-19 pandemic on Rigetti’s business; the expected use of proceeds of the Business Combination; the sufficiency of Rigetti’s cash resources; unfavorable conditions in Rigetti’s industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, political turmoil, natural catastrophes, warfare (such as the conflict involving Russia and Ukraine), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration on Form S-4, the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Lauren Rugani

Rigetti Computing, Inc.

press@rigetti.com

Polly Pearson

Investor Relations

RGTI@investorrelations.com